Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K/A of Falcon Ridge Development, Inc. of our report dated January 13, 2009 on our audit of the consolidated financial statements of Falcon Ridge Development, Inc. as of September 30, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
May 11, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501